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                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF COOLEY GODWARD LLP]


August 6, 2001



The Titan Corporation
3033 Science Park Road
San Diego, CA 92121-1199

RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by THE TITAN CORPORATION, a Delaware corporation (the "Company"), of a Registration Statement on Form S-8, as amended (the "Registration Statement"), with the Securities and Exchange Commission, covering the registration of up to 436,370 shares (the "Shares") of the Company's common stock issuable upon the exercise of outstanding options granted pursuant to the Datron Systems Incorporated 1985 Stock Option Plan, 1995 Stock Option Plan and Employee Stock Purchase Plan (collectively, the "Plans"). Such options were assumed by the Company in connection with the Agreement and Plan of Merger and Reorganization dated as of June 24, 2001 (the "Merger Agreement"), by and among the Company, Gem Acquisition Corp. and Datron Systems Incorporated.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Plans, the Merger Agreement, the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the assumed option agreements, the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY GODWARD LLP

By: /s/ Barbara L. Borden
    ---------------------
    Barbara L. Borden